EXHIBIT 10.7 – Sublet Agreement

Sublet Agreement

It is mutually agreed on this date ___7/1/10________ between Landlord/Agent

_______6/30/11_____________________

and Sublessor(s)(Original Tenant(s))

__The Diversified Group__________________

__Partnership Management, LLC___________

________/s/____________________________

and Sublessee(s) (New Tenant(s))

___American Realty Funds Corporation______

________/s/____________________________

_____________________________, that all the rights and

duties described below shall be transferred to Sublessee(s) for the term of the sublet agreement specified below. The sublessee acknowledges receipt of the original lease and agrees to be bound by the terms of the original lease consistent with this sublet agreement effective__7-1-10_____(date of beginning of sublease).

Description of Lease and Premises

Address of Rental Unit _501 W. Eulicid Avenue, Bay City, MI 48706_________________________

Term of Original Lease __5/15/10__________ to _____5/14/11______ (beginning and ending dates)

Term of Sublease ____7/1/10_________ to _____6/30/11_________ (beginning and ending dates)

Provisions of Sublet Agreement

A. Choose one of the following:

[X]

The sublessee(s) shall be liable for the full rent of the sublessor(s) in the amount of

$_5,000___________ per month.

[  ]

The sublessee(s) shall be liable for part of the rent of the sublessor(s) in the amount of

$_________er month. Sublessor(s) shall remain liable for the remaining $____________ per month.

B. Choose one of the following:

[  ]

The sublessor(s) shall be relieved of all liability and the original lease is assigned to the sublessee(s) effective ______________(date). Note: Any sublessor’s release from liability must be approved by the landlord.

[X]

The sublessor(s) shall remain liable under the original lease.

C. Choose one of the following:

[  ]

The sublessee(s) shall pay a security deposit in the amount of $____________ to be held by

_______________________. Note: In the cities of Madison and Fitchburg, no single party may require a security deposit from tenants if the combined total is more than one month of the original lease’s rent.

[X]

The sublessee(s) shall pay no security deposit.

Tenant Resource Center, Inc. • (608) 2570006/(877) 238 RENT (7368)	9/05